TRANS-LUX CORPORATION & SUBSIDIARIES                                 EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
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
                                             FOR THE TWELVE    FOR THE TWELVE
                                              MONTHS ENDED      MONTHS ENDED
                                           DECEMBER 31, 1995  DECEMBER 31, 1994
                                           -----------------  -----------------

Primary:
- --------
Net income                                        $1,066,000         $1,314,000
                                                  ==========         ==========

Average common shares outstanding                  1,250,444          1,247,555
Assumes exercise of options reduced by
  the number of shares which could have
  been purchased with the proceeds from
  exercise of such options                             8,433             12,937
                                                   ---------          ---------
Average common and common equivalent
  shares outstanding                               1,258,877          1,260,492
                                                   =========          =========

Primary earnings per share                             $0.85              $1.04
                                                   =========          =========

Fully diluted:
- --------------
Net income                                        $1,066,000         $1,314,000

Add after tax interest expense applicable
  to 9% convertible subordinated debentures          262,000            511,000
                                                   ---------          ---------
Adjusted net income                               $1,328,000         $1,825,000
                                                  ==========         ==========

Average common shares outstanding                  1,250,444          1,247,555
Assumes exercise of options reduced by
  the number of shares which could have
  been purchased with the proceeds from
  exercise of such options                             8,433             13,564
Assumes conversion of 9% convertible
  subordinated debentures                            383,780            682,198
                                                   ---------          ---------
Average common and common equivalent
  shares outstanding                               1,642,657          1,943,317
                                                   =========          =========

Fully diluted earnings per share                       $0.81              $0.94
                                                   =========          =========

Fully diluted earnings per share are not presented for the twelve months ended December 31, 1993 as the effect was not dilutive.

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